CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 28 under the Securities Act of 1933 and Amendment No. 29 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of The MP 63 Fund, Inc. of our report dated April 22, 2020 relating to the financial statements and financial highlights included in the February 29, 2020 Annual Report to Shareholders.

We also consent to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ WithumSmith+Brown, PC

Boston, MA

June 28, 2021